7: Exhibit 3

Exhibit 3.1

DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4298

(775) 684-5708

Website: secretaryofstate.biz

Entity #

E0612672005-8

Document Number

20050400989-47

Date Filed:

9/14/2005 11:00:28 AM

In the office of

/s/ Dean Heller

Dean Heller

Secretary of State

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

1. Name of Corporation: Deltron, Inc.

Resident Agent Name &

Street Address: Nevada Corporate Charter

2248 Meridian Blvd. Suite H

Minden, NEVADA 89423

3. Shares: Number of Shares with par value: 100,000,000

Par value: .001

Name & Address of Board

Of Directors/Trustees: Shawn Phillips

10900 NE 4th Street Suite 2070

Bellevue, WA 98004

5. Purpose: The purpose of this Corporation shall be:

Engage in lawful business activity

Name, Address & Signature

Of Incorporator: James B. Parsons /s/ James B. Parsons

10900 NE 4th Street, Suite 2070

Bellevue, WA 98004

Certificate of Acceptance

Of Appointment of Resident

Agent: I hereby accept appointment as Resident Agent for the above named corporation.

/s/ Annette C. Finch 9/13/05

Authorized Signature of R.A. Date

Nevada Corporate Charter, Inc.